EXHIBIT 5
                                                         and 23(a)

                          August 16, 2001

FirstEnergy Corp.
76 South Main Street
Akron, Ohio  44308

     Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of FirstEnergy Corp. Relating to the Issuance Shares of Common Stock Pursuant to the FirstEnergy Corp. Executive and Director Incentive Compensation Plan (the "Plan")

Ladies and Gentlemen:

     I have acted as Vice President and General Counsel to FirstEnergy Corp., an Ohio corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 7,500,000 additional shares (the "Shares") of the Company's Common Stock, par value $.10 per share, to be issued pursuant to the provisions of the FirstEnergy Corp. Executive and Director Incentive Compensation Plan (the "Plan"). I, or attorneys under my supervision and control upon whom I have relied, have examined such records, documents, statutes and decisions as I or they have deemed relevant in rendering this opinion.

     I am of the opinion that when:

          (a) the applicable provisions of the Securities Act of 1933 and of State securities or blue sky laws shall have been complied with, and

          (b) the Company's Board of Directors shall have duly authorized the issuance of such Shares, and

          (c) the Shares shall have been duly issued and paid for in an amount not less than par value of $.10 per share,

the Shares will be legally issued, fully paid and non-assessable.

     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.


                                    Very truly yours,


                                    s/Leila L. Vespoli, Esq.
                                    -----------------------
                                    Leila L. Vespoli, Esq.


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